AMENDMENT 2009-1
TO THE
EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of February 22, 2009, is between RAIT Financial Trust, a Maryland real estate investment trust, (the “Company”) and Raphael Licht (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of June 8, 2006, and as amended pursuant to Amendment 2008-1, dated as of December 15, 2008, (collectively, the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, Executive currently serves as the Company’s Chief Legal Officer, Chief Administrative Officer and Secretary;

WHEREAS, the Company desires to promote Executive so that he will become the Company’s Chief Operating Officer, as well as continue with his current position as Secretary of the Company;

WHEREAS, Executive desires to accept such promotion; and

WHEREAS, the Company and Executive desire to amend Executive’s Employment Agreement to reflect the change in Executive’s position with the Company.

NOW, THEREFORE, the Company and Executive agree that, effective as of February 22, 2009, the Employment Agreement shall be amended as follows:

1. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“2. Duties. During the Term, the Executive shall be employed by the Company as Chief Operating Officer and Secretary of the Company, reporting directly to the Chief Executive Officer of the Company, and, as such, the Executive shall faithfully perform for the Company the duties of said offices and shall perform such other comparable duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the board of directors of the Company (the “Board”). The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder.”

2. Section 3.1 of the Employment Agreement is hereby amended by deleting the figure “$350,000” therein and substituting for such figure the figure “$480,000.”

3. In all respects not modified by this Amendment 2009-1, the Employment Agreement is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment 2009-1, effective as of the date set forth above.

RAIT FINANCIAL TRUST

By: /s/ Betsy Z. Cohen
Name: Betsy Z. Cohen
Title: Chairman of the Board

EXECUTIVE

/s/ Raphael Licht

Name: Raphael Licht